Exhibit 1.1

ENERGY TRANSFER PARTNERS, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$1,000,000,000

EQUITY DISTRIBUTION AGREEMENT

May 10, 2017

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Mizuho Securities USA LLC 320 Park Avenue, 12th Floor New York, New York 10022

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019	Natixis Securities Americas LLC 1251 Avenue of the Americas New York, New York 10020

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281

Fifth Third Securities, Inc. Equity Capital Markets 424 Church Street Maildrop: UTFC5B Nashville, TN 37219	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, NY 10281

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, NY 10172

HSBC Securities (USA) Inc. 452 Fifth Ave New York, NY 10018	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326

Jefferies LLC 520 Madison Avenue New York, New York 10022	TD Securities (USA) LLC 31 West 52nd St. New York, NY 10019

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	USCA Securities LLC 4444 Westheimer Rd., Suite G500 Houston, Texas 77027

Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Ladies and Gentlemen:

Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with UBS Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, USCA Securities LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”), as follows:

SECTION 1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $1,000,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.

Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”) is a controlled subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), and the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC”), is the general partner of the General Partner. The Partnership is the sole limited partner of Energy Transfer, LP, a Delaware limited partnership (“ETP Opco”) and Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “SXL Opco”). The Partnership is the sole member of SXL Acquisition Sub LLC, a Delaware limited liability company, which serves as the general partner of ETP Opco, and Sunoco Logistics Partners GP LLC, a Delaware limited liability company, which serves as the general partner of SXL Opco. SXL Opco is the sole member of Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company.

Each of ETP LLC, the General Partner and the Partnership is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

SECTION 2. Representations and Warranties of the Partnership. The Partnership represents, warrants and agrees with each Manager that:

(a) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-212962), including a form of prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of the offering and sale of the Units, and such

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registration statement has become effective. The Registration Statement (as defined below) contains certain information concerning the offering and sale of the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Sections 4(g) or (h) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act. Except where the context otherwise requires, “Effective Date,” means each date and time that the Registration Statement and any post-effective amendment or amendment thereto became or becomes effective. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised base prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Base Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised base prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Securities Act), the terms “Base Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised base prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

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The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Managers pursuant to Rule 430(B)(f)(2) of the Securities Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of the Base Prospectus and the date the Base Prospectus was filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Base Prospectus or the Prospectus in reliance upon and in conformity with information concerning any Manager and furnished in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as

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applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and each Manager, severally and not jointly, agree that the only information furnished or to be furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is the statement that such Manager will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated May 10, 2017.

(b) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(c) Notice of Other Sales. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.

(d) Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Schedule 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e) Formation and Qualification of ETP LLC and the General Partner. Each of ETP LLC and the General Partner has been duly formed and is validly existing in good standing as a limited liability company or limited partnership under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware LP Act, as applicable, with full limited liability company power or limited partnership power, as applicable, and authority

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necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner of the General Partner and the Partnership, respectively. Each of ETP LLC and the General Partner is duly registered or qualified as a foreign limited liability company or foreign limited partnership, as applicable, for the transaction of business under the laws of each jurisdiction listed opposite its name on Schedule 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f) Ownership of ETP LLC. To the knowledge of the Partnership, ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement (the “ETP LLC Agreement”) and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and ETE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”), except pari passu Liens granted pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, as amended by Amendment No. 1 thereto dated as of March 24, 2017 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “ETE Pledge Agreement”), by and among ETE, ETP LLC, ETE Services Company, LLC and ETE Common Holdings LLC (as the grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under (A) that certain Credit Agreement dated as of March 24, 2017, as amended, supplemented, amended and restated or otherwise modified from time to time, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent) and the other lenders party thereto; (B) that certain Senior Secured Term Loan Agreement dated as of February 2, 2017, as amended, supplemented, amended and restated or otherwise modified from time, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent), and the other lenders party thereto; and (C) that certain Indenture dated September 20, 2010, as amended, supplemented, restated or modified, between ETE, as issuer, and U.S. Bank National Association, as trustee.

(g) Ownership of General Partner. ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership (as the same may be amended or restated at or prior to the date hereof, the “GP LP Agreement”) and are fully paid (to the extent required under the GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement and the Prospectus); and (vi) ETE owns such limited partnership interests free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement.

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(h) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership; the general partner interest referred to in Section 2(i) has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to each Settlement Date, the “Partnership Agreement”) and the General Partner owns such general partner interest free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.

(i) Ownership of the Sponsor Units, Incentive Distribution Rights and Outstanding Common Units. As of the date hereof, and excluding the issuance of the Units pursuant to this Agreement, (i) the limited partners of the Partnership own (A) 1,086,822,791 Common Units, (B) 8,853,382 Class E Units, (C) 90,706,000 Class G Units, (D) 100 Class I Units, (E) no Class J Units and (F) 101,525,429 Class K Units, collectively representing an approximate 99% limited partner interest in the Partnership, (ii) 27,535,127 Common Units are owned by ETE, free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement, (iii) 8,853,832 Class E Units are owned by Heritage Holdings, Inc., free and clear of all Liens, (iv) 90,706,000 Class G Units are owned by subsidiaries of Sunoco, Inc., free and clear of all Liens, (v) 100 Class I Units are owned by ETE and (vi) 101,525,429 Class K Units are owned by certain indirect subsidiaries of the Partnership, free and clear of all Liens.

(j) Valid Issuance of Units. The Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered by the Partnership pursuant to this Agreement against payment therefor, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and when issued and delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(k) Subsidiaries. As of the date hereof, the Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the subsidiaries listed in Schedule 3 hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity (other than as set forth on Schedule 4 hereto); complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to the Managers; and each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule 5 is a listing of each of the Subsidiaries of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement or the Prospectus after giving effect to the transactions contemplated by that certain merger agreement dated November 20, 2016, as amended on December 16, 2016 by and between the Partnership and Sunoco Logistics Partners L.P. and certain of their affiliates (collectively, the “Material Subsidiaries”).

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(l) No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Units as contemplated thereby or otherwise; and except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Incentive Distribution Rights or other interests in the Partnership or any other Partnership Entity.

(m) Authority. The Partnership has all requisite power and authority to (i) issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) consummate the transactions contemplated by this Agreement; the Partnership has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and as of the date hereof, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for (A) the authorization, issuance, sale and delivery of the Units, (B) the authorization, execution and delivery of this Agreement and (C) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(n) Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(o) Authorization and Enforceability of Other Agreements.

(i) The ETP LLC Agreement has been duly authorized, executed and delivered by ETE, and is a valid and legally binding agreement of ETE, enforceable against ETE in accordance with its terms.

(ii) The GP LP Agreement has been duly authorized, executed and delivered by ETP LLC and ETE, and is a valid and legally binding agreement of ETP LLC and ETE, enforceable against ETP LLC and ETE in accordance with its terms;

(iii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Section 1(n)(i) and (ii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.

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(p) No Violations. None of the (i) offering, issuance and sale by the Partnership of the Units, (ii) execution, delivery and performance of this Agreement by the Partnership, (iii) consummation of the transactions contemplated by this Agreement or (iv) application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any of the Subsidiaries or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, except with respect to clauses (B), (C) or (D) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.

(q) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties or assets (each, a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and distribution of the Units in the manner contemplated herein and in the Registration Statement and the Prospectus, (ii) that have been, or prior to each Settlement Date will be, obtained or (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(s) No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since such date, there has not been any (i) material change in the

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capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

(t) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in Registration Statement and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) Independent Registered Public Accounting Firm. Grant Thornton LLP (“Grant Thornton,” and together with any other independent accountants whose report is included in the Registration Statement and the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise, each, an “Accountant”) who has certified certain financial statements of the Partnership and its Subsidiaries included in the Incorporated Documents, whose reports are included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and who have delivered the initial letter(s) referred to in Section 6(e) hereof, are and have been, during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and its Subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(v) Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement as being owned by each of them, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Registration Statement and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement and the Prospectus, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement and the Prospectus.

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(w) Permits. The Partnership and each of the Subsidiaries have, or at each Settlement Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, or at each Settlement Date will have, fulfilled and performed all its material obligations with respect to such Permits in the manner described, and subject to the limitations contained in the Registration Statement and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Insurance. The Partnership and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect at each Time of Sale and Settlement Date; and the Partnership and each of the Subsidiaries are in compliance with the terms of such policies in all material respects.

(y) Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and neither the Partnership nor, to the knowledge of the Partnership, any Subsidiary has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the foregoing.

(z) Adequate Disclosure and Descriptions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements (i) set forth or incorporated by reference in the Registration Statement and the Prospectus under the captions “Description of the Common Units,” “Cash Distributions,” and “Material U.S. Federal Income Tax Consequences,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended

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December 31, 2016, under the captions “Business—Safety Regulation,” “Business—Environmental Regulation,” and “Business—Rate Regulation,” in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects.

(aa) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any of the Partnership and the Subsidiaries, on the one hand and (ii) the securityholders, customers, suppliers, directors or officers of ETP LLC or any of its affiliates, including ETE, on the other hand, which is required to be described in the Registration Statement and the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(bb) No Labor Dispute. No labor disturbance by the employees of the Partnership or any Subsidiary (and to the extent they perform services on behalf of the Partnership or any Subsidiary, employees of the General Partner or any affiliate of the General Partner), exists or, to the knowledge of the Partnership, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(cc) Employee Benefit Matters. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.

(dd) Tax Returns. The Partnership and each of the Subsidiaries have filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.

(ee) No Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other

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hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.

(ff) Books and Records. The Partnership (i) makes and keeps books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) No Default. None of the Partnership Entities nor any of the Subsidiaries is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents; (ii) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(hh) Environmental Compliance. Except as described in the Registration Statement and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) have not received written notice of any, and to the knowledge of the

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Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Registration Statement and the Prospectus, (A) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $100,000 or more ultimately will be imposed against it and (B) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(ii) Investment Company. Neither the Partnership nor any Subsidiary is, and after giving effect to the application of the net proceeds of the offering of the Units as described under the caption “Use of Proceeds” in the Prospectus, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(jj) No Legal Actions or Violations. Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened or contemplated, to which any of the Partnership Entities, any Subsidiary or any of ETP LLC’s officers and directors is or would be a party or to which any of their respective properties is or would be subject at law or in equity and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Partnership, has been proposed by any governmental agency, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or the transactions contemplated hereby.

(kk) Statistical Data. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

(ll) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (A) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (C) are effective in all material respects to perform the functions for which they were established.

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(mm) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of ETP LLC (the “Audit Committee”), (i) the Partnership’s auditors and the Audit Committee have been advised of (A) all significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) all fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) No Distribution of Offering Material. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed, any offering material in connection with the offering and sale of the Units other than the Prospectus.

(oo) Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(pp) Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(qq) No Unlawful Payments. None of the Partnership Entities or any of the Subsidiaries, nor to the knowledge of the Partnership, any director, officer, or employee of any of the Partnership Entities or and of the Subsidiaries or any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws;

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or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and the Subsidaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr) Compliance with Money Laundering Laws. The operations of the Partnership Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(ss) No Conflicts with Sanctions Laws. None of the Partnership Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any Partnership Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Stabilization. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(uu) Actively Traded Security. The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(vv) No Restrictions on Distributions. Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement or the Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.

(ww) NYSE Compliance. The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Common Units on the NYSE and the Partnership has not received any notice from the NYSE regarding the delisting of the Common Units from the NYSE.

(xx) Brokers. Except pursuant to this Agreement, none of the Partnership Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

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(yy) Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.

(zz) FINRA. To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of ETP LLC’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

Any certificate signed by any officer of ETP LLC and delivered to any of the Managers or counsel for such Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

SECTION 3. Sale and Delivery of Units.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) or electronic mail from any of the individuals listed as authorized representatives of the Partnership on Schedule 1 hereto or any individual designated by any of such individuals (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price per Unit at which such Units may be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement and the Prospectus or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by ETP LLC’s Board of Directors, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions on the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act.

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(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct such Manager by telephone (confirmed promptly by electronic mail) or electronic mail not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail) or electronic mail, suspend the offering of the Units for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including, without limitation, in privately negotiated transactions and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.

(iv) The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be up to 2.0% of the gross sales price of the Units sold as mutually agreed to in writing by the Manager and the Partnership. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) Each Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to such Manager with respect to such sales. At each Manager’s election and subject to the prior written consent of the Partnership, which consent shall not be unreasonably withheld, delayed or conditioned, such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) (i) prior to September 5, 2017, will occur on the third Trading Day following the date on which such sales are made, and (ii) on and after September 5, 2017, will occur on the second Trading Day following the date on which such sales are made, in either case, provided that, if such third or second Trading Day, as applicable, is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Partnership and such Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at

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Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date, and Delivery Date (as defined in Section 4(q)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by ETP LLC’s Board of Directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by ETP LLC’s Board of Directors or a duly authorized committee thereof, and notified to the Managers in writing.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of the Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units

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that would be sold, and no Manager shall be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Delivery Date (as defined below) of the Partnership referenced in Section 4(q) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.

SECTION 4. Covenants of the Partnership. The Partnership agrees with each Manager:

(a) To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Base Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon any Manager’s request, any amendments or supplements to the Registration Statement or the Base Prospectus that, in such Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by such Manager; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) To promptly advise the Managers, confirming such advice in writing, of any suspension of any Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement or the Base Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, use its reasonable best efforts to prevent the issuance of any such stop order, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement or the Base Prospectus (other than any amendment or supplement to be effected by

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the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (ii) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which any Manager shall have reasonably objected in writing.

(c) To make available to each Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to each Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as such Manager may request for the purposes contemplated by the Securities Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(d) (i) Subject to clause (ii) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units; and (ii) upon the Managers’ request, to provide Andrews Kurth Kenyon LLP, for its review and comment, on behalf of the Managers, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which Andrews Kurth Kenyon LLP shall have reasonably objected in writing unless, in the judgment of counsel to the Partnership, such filing is required by law, and to promptly notify Andrews Kurth Kenyon LLP of such filing.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Units under the Securities Act.

(f) If the Partnership receives a notice from the Commission or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify each Manager and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form satisfactory to the Managers and will use its reasonable best efforts to cause such registration

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statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.

(h) If it shall be necessary to amend the Registration Statement or file a new registration statement or a supplement to the Prospectus so that the Prospectus then being used would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, subject to Section 4(b) and Section 4(d), to prepare, file with the Commission and furnish, at the Partnership’s expense, to each Manager promptly such amendments or supplement to such Prospectus as may be necessary to reflect any such change, and to promptly notify the Managers of any such event.

(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to its securityholders, and to deliver to each Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act).

(k) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(l) At any time that (A) sales of the Units have been made by a Manager but not settled or (B) at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled, suspended or cancelled, the Partnership will not, without giving such Manager (excluding, for the avoidance of doubt, any Managers hereunder that do not fall under clauses (A) or (B) in this Section 4(l)) at least one (1) Business Day prior written notice specifying the nature of the proposed transaction and the date of the proposed transaction, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any Common Units or any other securities of the Partnership that are substantially similar to Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, the Partnership may

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(i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) file registration statements on Form S-8 relating to Common Units that may be issued pursuant to the equity compensation plans described in clause (iii) of this sentence; (iii) issue Common Units pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof; (iii) issue Common Units in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(l); (iv) file registration statements on Form S-3D relating to Common Units that may be issued pursuant to the Partnership’s distribution reinvestment program; or (v) issue and sell Common Units pursuant to the Partnership’s distribution reinvestment program. In the event that notice of a proposed sale is provided by the Partnership to any Manager pursuant to this Section 4(l), such Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed reasonably appropriate by such Manager. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units under this Agreement or any alternative equity distribution agreement shall be effected by or through only one Manager, alternative manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers, alternative manager or sales agent sell Units on the same day.

(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(n) The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(o) To use its reasonable best efforts to effect the listing of the Units on the NYSE, subject to notice of issuance. The Partnership shall cooperate with each Manager and use its reasonable best efforts to permit the Units to be eligible for clearance and settlement through the facilities of the DTC.

(p) To advise each Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of clause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement (and the date of any recommencement) of the offering of the Units under this Agreement and each date referred to in clauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers, a certificate of

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two of ETP LLC’s executive officers, dated and delivered as of a date within three (3) Trading Days of each Representation Date (the date of each such delivery, the “Delivery Date”), in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Delivery Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate.

(r) At each Delivery Date to furnish or cause to be furnished forthwith to the Managers a written opinion of Vinson & Elkins, L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated the applicable Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(s) At each Delivery Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of the General Counsel or any Associate General Counsel of ETP LLC, dated and delivered as of such Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(t) At each Delivery Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of ETP LLC, dated and delivered as of such Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented at such Delivery Date.

(u) At each Delivery Date, Andrews Kurth Kenyon LLP, counsel to the Managers, shall deliver a written opinion, dated the Delivery Date, in form and substance satisfactory to the Managers; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

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(v) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of clauses (ii) and (iii) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) upon request by the Managers to the Partnership, there is filed with the Commission any document (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus containing amended financial information (other than an earnings release, or a filing that “furnishes” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act, or (iv) the Managers may reasonably request (the date of commencement (and the date of any recommencement) of the offering of the Units under this Agreement and each date referred to in clauses (i), (ii) and (iii) above, each an “Accounting Representation Date”), to cause the Accountant or other independent accountants, satisfactory to the Managers and any other independent accountants identified in Section 2(t) as of such Accounting Representation Date, forthwith to furnish the Managers, within three (3) Trading Days of each Accounting Representation Date, a letter(s), dated the date the letter is required to be delivered as required by this Section 4(v), in form and substance satisfactory to the Managers, of the same tenor as the letter(s) referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter(s).

(w) Within three (3) Trading Days of each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the Accountants, and any other independent accountants that have been requested by the Managers to deliver a letter pursuant to Section 4(v)(iv) of this Agreement. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by any Manager or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents and advisors during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, the ETP LLC and its officers and agents, as such Manager may reasonably request.

(x) That the Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(y) If to the knowledge of the Partnership any condition set forth in Section 6 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

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(z) To disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and, subject to compliance with Section 4(a), (b) and (d), in any filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(aa) To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units.

(bb) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus , in each case as amended and supplemented relating to such Units).

(cc) The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.

SECTION 5. Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, or reimburse if paid by any Manager, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and furnishing of copies of each thereof to any Manager, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to any Manager (including costs of mailing and shipment), (v) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (vi) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE, (vii) any filing with, and any review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (viii) the fees and expenses of the Partnership’s and Managers’ counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) and of the Accountant, or any other independent accountants that have furnished a letter to the Managers in accordance with Section 4(v) of this Agreement. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

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SECTION 6. Conditions of Managers Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Delivery Date, as of each Time of Sale and as of each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Managers, shall have occurred or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership or any of its Subsidiaries.

(c) The Partnership shall have furnished to the Managers, at every date specified in Section 4(q) of this Agreement, an opinion of Partnership Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A hereto; provided, however, that in lieu of such opinions for Representation Dates subsequent to the commencement of the offering of the Units under this Agreement, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Section 4(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(d) The Partnership shall have furnished to the Managers, at every date specified in Section 4(q) of this Agreement, an opinion of the General Counsel or any Associate General Counsel of ETP LLC, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit B hereto; provided, however, that in lieu of such opinions for Representation Dates subsequent to the commencement of the offering of the Units under this Agreement, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Section 4(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

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(e) At the dates specified in Section 4(v) of this Agreement, the Managers shall have received from the Accountant, one or more letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Manager.

(f) The Partnership shall have delivered to the Managers, at every Delivery Date specified in Section 4(q) of this Agreement, a certificate of two of the executive officers of ETP LLC to the effect that:

(i) the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Delivery Date with the exception of the representations in Section 2(h) and (j), of which the representation in Section 2(h) and (j) shall be updated in certificates delivered pursuant to this Section 6(f)(i) at subsequent Delivery Dates as follows:

(1) The General Partner is the sole general partner of the Partnership and, as of the date hereof, owns an approximate             % general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all Liens.

(2) As of the date hereof, (i) the limited partners of the Partnership own (A)             Common Units, (B)             Class E Units, (C)             Class G Units, (D)             Class I Units, (E)             Class J Units and (F)             Class K Units, (ii)             Common Units are owned by ETE, free and clear of all Liens except             , (iii)             Class E Units are owned by Heritage Holdings, Inc., free and clear of all Liens, (iv)             Class G Units are owned by subsidiaries of Sunoco, Inc., free and clear of all Liens, (v)             Class I Units are owned by ETE (or its subsidiaries), and (vi)             Class J Units are owned by             , and (vii)             Class K Units are owned by certain indirect subsidiaries of the Partnership, free and clear of all Liens.

(3) ETE owns             % of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act); and ETE owns such membership interests free and clear of all Liens, other than Liens             .

(4) (i) ETP LLC is the sole general partner of the General Partner, with a             % general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns             % of the Class A limited partner interests of the General Partner and             % of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement and the Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens             .

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(5) As of the date hereof, the Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the subsidiaries listed in Schedule A hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity (other than as set forth on Schedule B hereto); complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to the Managers; and each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule C is a listing of the Material Subsidiaries.

(ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Delivery Date, and

(iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all partnership action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that ETP LLC’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or partnership action.

(g) The Managers shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Secretary of ETP LLC, dated as of such date, and in form and substance satisfactory to the Managers.

(h) The Managers shall have received, at every date specified in Section 4(u) of this Agreement, the favorable opinion of Andrews Kurth Kenyon LLP, counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers; provided, however, that in lieu of such opinions for Representation Dates subsequent to the commencement of the offering of the Units under this Agreement, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Section 4(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(i) All filings with the Commission required by Rule 424 or Rule 433 under the Securities Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k) There shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act).

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(l) The Partnership shall have furnished to the Managers, at every date specified in Section 4(q) of this Agreement, such other documents and certificates as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing. Notwithstanding any other provision of this Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, of any Units pursuant to this Agreement following any Representation Date until the Partnership has provided the Managers with the opinions and letters of counsel, the secretary’s certificate, officers’ certificate and accountants’ letter specified in Sections 6(c), (d), (e), (f), and (g) hereof and afforded the Managers the opportunity to conduct a due diligence review in accordance with Section 4(w) hereof.

SECTION 7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify, defend and hold harmless each Manager, its directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be a part of the sales effort, and agents and any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement and any Prospectus and any amendments or supplements to the foregoing), or in any Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on

30

behalf of such Manager to the Partnership expressly for use in, such Prospectus arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any prospectus not conforming to the requirements of the Securities Act or any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.

(b) Each Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or

31

parties), and under such circumstances such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the relevant Manager(s) severally, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of manager discounts and commissions but before deducting expenses) received by the Partnership, and the total discounts and commissions received by the relevant Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

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(e) The Partnership and each of the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Partnership and each of the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the ETP LLC’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Base Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through any Manager for the Partnership, Section 4(bb) shall remain in full force and effect until the applicable Settlement Date, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

(e) In the case of any purchase of Units by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Settlement Date relating to such Units, if at any time prior to such delivery and payment (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE, or by order of the Commission or FINRA; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Manager’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Settlement Date on the terms and in the manner contemplated in the Prospectus.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and:

(a) if to the Managers, shall be sufficient in all respects if delivered or sent to (telephone number provided solely for additional informational purposes and is not intended to be a compliant form of notice):

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Syndicate

Fax: (212) 713-3371

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Attn: Timothy Caprario

Tel: 212-526-9420

Fax: 212-299-0190

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Syndicate Registration, Amit Chandra and Timothy Mann

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Fax: 646-834-8133

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Damir Tanovic (email: damir.tanovic@us.bnpparibas.com)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: 1-646-291-1469

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Attention: Peter Ruel

Tel: (212) 408-5609

Fax: (212) 261-2516

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attn: Equity Capital Markets – Syndicate Desk

Tel: 212-250-5600

Fifth Third Securities, Inc.

Equity Capital Markets

424 Church Street

Maildrop: UTFC5B

Nashville, TN 37219

and

Fifth Third Securities, Inc.

Attn: Stefan Hayek, Legal

38 Fountain Square Plaza

Maildrop: 10909F

Cincinnati, OH 45263

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attn: Neil Kearns

Tel: 212-902-5281

and

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Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attn: Olympia McNerney

Tel: 212-357-8838

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attn: Jeff Nicklas

Tel: 212-525-3154

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Attn: Adam Rosenbluth

Tel: 212-622-7027

and

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Attn: Brett Chalmers

Tel: 212-622-2252

BofA Merrill Lynch

One Bryant Park

New York, New York 10036

Attention: T.J. Opladen

Copy to ECM Legal

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attn: Ashish Sanghrajka, with a copy to Office of the General Counsel at

LegalNotice@us.mizuho-sc.com

Tel: 212-205-7600

Fax: 212-205-8493

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attn: Equity Syndicate Desk

and

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Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attn: Legal Department

MUFG Securities Americas Inc.

1221 Avenue of Americas

New York, NY 10020

Attn: Equities (FLOES Transactions)

Email: FLOEStransactions@us.sc.mufg.jp

and

MUFG Securities Americas Inc.

1221 Avenue of Americas

New York, NY 10020

Attn: Capital Markets Group

Fax: (646) 434-3455

Natixis Securities Americas LLC

1251 Avenue of the Americas

New York, New York 10020

Attention: Legal Department

Attention: Strategic Equity Transactions

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attn: Andrew Jones

Tel: 877-822-4089

Scotia Capital (USA) Inc.

Attention: Equity Capital Markets

250 Vesey Street, 24th Floor

New York, NY 10281

Phone: 212-225-6854

Fax: 212-225-6653

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Attn: Michelle Petropoulos

Tel: 212-224-5496

Fax: 212-224-4954

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE, 11th Floor

Atlanta, GA 30326

Attn: Equity Syndicate Department

Tel: 404-926-5250

Fax: 404-926-5872

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TD Securities (USA) LLC

31 West 52nd St.

New York, NY 10019

USCA Securities LLC

4444 Westheimer Rd., Suite G500

Houston, Texas 77027

(fax: (281) 476-7823)

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Equity Syndicate Department

Fax: (212) 214-5918

and;

(b) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Energy Transfer Partners, L.P., 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, Attention: Thomas E. Long.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated, without prior written consent of any party.

SECTION 12. No Fiduciary Relationship. The Partnership hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, securityholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and each of the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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SECTION 13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby.

SECTION 14. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership (on behalf of themselves and, to the extent permitted by applicable law, on behalf of their respective securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon each Manager and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and such Manager’s respective businesses and/or assets.

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SECTION 21. Obligations of the Managers. Notwithstanding any other provision of this Agreement, the obligations of each Manager under this Agreement and any Terms Agreement shall be several and not joint.

SECTION 22. Patriot Act. The Partnership acknowledges that, in accordance with the requirements of the USA Patriot Act, the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Partnership and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Managers. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

“Partnership”

ENERGY TRANSFER PARTNERS, L.P.

By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Ephraim Musokwa
Name: Ephraim Musokwa
Title: Director

By:	/s/ Greg Badavas
Name: Greg Badavas
Title: Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

By:	/s/ Keith Burba
Name: Keith Burba
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
Name: Frederick J. Fiddle
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Hobbs
Name: Mark Hobbs
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Peter E. Ruel
Name: Peter E. Ruel
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Ben Darsney
Name: Ben Darsney
Title: Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

FIFTH THIRD SECURITIES, INC.

By:	/s/ Susannah Doyle Lunke
Name: Susannah Doyle Lunke
Title: Director, ECM, VP

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

HSBC SECURITIES (USA) INC.

By:	/s/ Jeffrey Nicklas
Name: Jeffrey Nicklas
Title: Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

JEFFERIES LLC

By:	/s/ Brian Conner
Name: Brian Conner
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Rosenbluth
Name: Adam Rosenbluth
Title: Executive Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David Anders
Name: David Anders
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MIZUHO SECURITIES USA LLC

By:	/s/ Ashish Sanghrajka
Name: Ashish Sanghrajka
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC

By:	/s/ Trevor Heinzinger
Name: Trevor Heinzinger
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

MUFG SECURITIES AMERICAS INC.

By:	/s/ Jason Demark
Name: Jason Demark
Title: Executive Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

NATIXIS SECURITIES AMERICAS LLC

By:	/s/ Kevin Alexander
Name: Kevin Alexander
Title: Managing Director

By:	/s/ Dennis Shikar
Name: Dennis Shikar
Title: Head of Equity Markets Americas

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Joseph P. Cunningham
Name: Joseph P. Cunningham
Title: Vice Chairman, Global Investment Banking

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

SCOTIA CAPITAL (USA) INC.

By:	/s/ Joshua Weismer
Name: Joshua Weismer
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ James Knoeller
Name: James Knoeller
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

TD SECURITIES (USA) LLC

By:	/s/ John Preece
Name: John Preece
Title: Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

USCA SECURITIES LLC

By:	/s/ William R. Hurt
Name: William R. Hurt
Title: Senior Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE 1

AUTHORIZED PARTNERSHIP REPRESENTATIVES

1.	Kelcy L. Warren

2.	Thomas E. Long

3.	Ashton Hayse

4.	Dylan Bramhall

Schedule 1

SCHEDULE 2

JURISDICTION OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification

Energy Transfer Partners GP, L.P.	Delaware	Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.L.C.	Delaware	Alabama, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Schedule 2

SCHEDULE 3

SUBSIDIARIES

•	Aqua-PVR Water Services LLC, a Delaware limited liability company

•	Arguelles Pipeline SRL, a Mexico Sociedad de Responsabilidad Limitada

•	Associated Louisiana Intrastate Pipe Line, LLC, a Delaware limited liability company

•	Atlantic Petroleum (Out) LLC, a Delaware limited liability company

•	Atlantic Petroleum Corporation, a Delaware corporation

•	Atlantic Petroleum Delaware Corporation, a Delaware corporation

•	Atlantic Pipeline (Out) L.P., a Texas limited partnership

•	Atlantic Refining & Marketing Corp., a Delaware corporation

•	Bakken Gathering LLC, a Delaware limited liability company

•	Bakken Holdings Company LLC, a Delaware limited liability company

•	Bakken Pipeline Investments LLC, a Delaware limited liability company

•	Bayou Bridge Pipeline, LLC, a Delaware limited liability company

•	BBP Construction Management, LLC, a Delaware limited liability company

•	CBC/Leon Limited Partnership, an Oklahoma limited partnership

•	CCE Acquisition LLC, a Delaware limited liability company

•	CCE Holdings, LLC, a Delaware limited liability company

•	CDM Environmental & Technical Services LLD, a Delaware limited liability company

•	CDM Holdings LLC, a Delaware limited liability company

•	CDM Resource Management LLC, a Delaware limited liability company

•	Chalkley Gathering Company, LLC, a Texas limited liability company

•	Change Up Acquisition Corporation, a Delaware corporation

•	Citrus ETP Finance LLC, a Delaware limited liability company

•	CMA Pipeline Partnership LLC, a Texas limited liability company

•	Connect Gas Pipeline LLC, a Delaware limited liability company

•	CrossCountry Citrus, LLC, a Delaware limited liability company

•	CrossCountry Energy, LLC, a Delaware limited liability company

•	Dakota Access Holdings, LLC, a Delaware limited liability company

•	Dakota Access Truck Terminals, LLC, a Delaware limited liability company

•	Dakota Access, LLC, a Delaware limited liability company

•	DAPL-ETCO Construction Management, LLC, a Delaware limited liability company

•	DAPL-ETCO Operations Management, LLC, a Delaware limited liability company

•	Dulcet Acquisition LLC, a Delaware limited liability company

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company

•	Edwards Lime Gathering, LLC, a Delaware limited liability company

•	ELG Oil LLC, a Delaware limited liability company

•	ELG Utility LLC, a Delaware limited liability company

•	Energy Transfer Canada, LLC, a Delaware limited liability company

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company

•	Energy Transfer Data Center, LLC, a Delaware limited liability company

•	Energy Transfer Employee Management LLC, a Delaware limited liability company

•	Energy Transfer Fuel GP, LLC, a Delaware limited liability company

•	Energy Transfer Fuel, LP, a Delaware limited partnership

•	Energy Transfer Group, LLC, a Texas limited liability company

Schedule 3

•	Energy Transfer International Holdings LLC, a Delaware limited liability company

•	Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company

•	Energy Transfer LNG Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Management Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Mexicana, LLC, a Delaware limited liability company

•	Energy Transfer Rail Company, LLC, a Delaware limited liability company

•	Energy Transfer Retail Power, LLC, a Delaware limited liability company

•	Energy Transfer Technologies, Ltd., a Texas limited partnership

•	Energy Transfer Terminalling Company, LLC, a Delaware limited liability company

•	Energy Transfer, LP, a Delaware limited partnership

•	ET Company I, Ltd., a Texas limited partnership

•	ET Fuel Pipeline, L.P., a Delaware limited partnership

•	ET Rover Pipeline Canada ULC, a British Columbia, Canada unlimited liability company

•	ET Rover Pipeline LLC, a Delaware limited liability company

•	ETC Bayou Bridge Holdings, LLC, a Delaware limited liability company

•	ETC Compression, LLC, a Delaware limited liability company

•	ETC Endure Energy L.L.C., a Delaware limited liability company

•	ETC Energy Transfer, LLC, a Delaware limited liability company

•	ETC Fayetteville Express Pipeline, LLC, a Delaware limited liability company

•	ETC Fayetteville Operating Company, LLC, a Delaware limited liability company

•	ETC Field Services LLC, a Delaware limited liability company

•	ETC Gas Company Ltd., a Texas limited partnership

•	ETC Gathering, LLC, a Texas limited liability company

•	ETC Hydrocarbons, LLC, a Texas limited liability company

•	ETC Interstate Procurement Company, LLC, a Delaware limited liability company

•	ETC Intrastate Procurement Company, LLC, a Delaware limited liability company

•	ETC Katy Pipeline, Ltd., a Texas limited partnership

•	ETC KR Pipeline LLC, a Delaware limited liability company

•	ETC Lion Pipeline, LLC, a Delaware limited liability company

•	ETC M-A Acquisition LLC, a Delaware limited liability company

•	ETC Marketing, Ltd., a Texas limited partnership

•	ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company

•	ETC New Mexico Pipeline, L.P., a New Mexico limited partnership

•	ETC NGL Marketing, LLC, a Texas limited liability company

•	ETC NGL Transport, LLC, a Texas limited liability company

•	ETC North Dakota Terminalling, LLC, a Delaware limited liability company

•	ETC North Louisiana Midstream LLC, a Delaware limited liability company

•	ETC Northeast Development, LLC, a West Virginia limited liability company

•	ETC Northeast Field Services LLC, a Delaware limited liability company

•	ETC Northeast Holdings LLC, a Delaware limited liability company

•	ETC Northeast Midstream LLC, a Delaware limited liability company

•	ETC Northeast Pipeline, LLC, a Delaware limited liability company

•	ETC Oasis GP, LLC a Texas limited liability company

•	ETC Oasis, L.P., a Delaware limited partnership

•	ETC Texas Pipeline, Ltd., a Texas limited partnership

•	ETC Tiger Pipeline, LLC, a Delaware limited liability company

•	ETC Tilden System LLC, a Delaware limited liability company

•	ETC Water Solutions, LLC, a Delaware limited liability company

Schedule 3

•	ETCO Holdings LLC, a Delaware limited liability company

•	ETE Holdco Corporation, a Delaware corporation

•	ETP Acquisition Sub, LLC, a Delaware limited liability company

•	ETP Crude LLC, a Delaware limited liability company

•	ETP Holdco Corporation, a Delaware corporation

•	ETP Merger Sub A, LLC, a Delaware limited liability company

•	ETP Merger Sub B, LLC, a Delaware limited liability company

•	ETP Retail Holdings LLC, a Delaware limited liability company

•	Evergreen Assurance, LLC, a Delaware limited liability company

•	Evergreen Capital Holdings, LLC, a Delaware limited liability company

•	Evergreen Resources Group, LLC, a Delaware limited liability company

•	Excel Pipeline LLC, a Delaware limited liability company

•	Fieldcrest Resources LLC, a Delaware limited liability company

•	Five Dawaco, LLC, a Texas limited liability company

•	FrontStreet Hugoton LLC, a Delaware limited liability company

•	Galveston Bay Gathering, LLC, a Texas limited liability company

•	Gulf States Transmission LLC, a Louisiana limited liability company

•	Helios Assurance Company Limited, a Bermuda company

•	Heritage ETC GP, L.L.C., a Delaware limited liability company

•	Heritage ETC, L.P., a Delaware limited partnership

•	Heritage Holdings, Inc., a Delaware corporation

•	Hesco Gathering Company LLC, a Texas limited liability company

•	Hesco Pipeline Company L.L.C., a Texas limited liability company

•	Houston Pipe Line Company LP, a Delaware limited partnership

•	HP Houston Holdings, L.P., a Delaware limited partnership

•	HPL Asset Holdings LP, a Delaware limited partnership

•	HPL Consolidation LP, a Delaware limited partnership

•	HPL GP, LLC, a Delaware limited liability company

•	HPL Holdings GP, L.L.C., a Delaware limited liability company

•	HPL Houston Pipe Line Company, LLC, a Delaware limited liability company

•	HPL Leaseco LP, a Delaware limited partnership

•	HPL Resources Company LP, a Delaware limited partnership

•	HPL Storage GP LLC, a Delaware limited liability company

•	Inland Corporation, an Ohio corporation

•	Jalisco Corporation, a California corporation

•	K Rail LLC, a Delaware limited liability company

•	Kanawaha Rail LLC, a Virginia limited liability company

•	LA GP, LLC, a Texas limited liability company

•	La Grange Acquisition, L.P., a Texas limited partnership

•	LaGrange-ETCOP Operating Company, LLC, a Delaware limited liability company

•	Lesley Corporation, a Delaware corporation

•	LG PL, LLC, a Texas limited liability company

•	LGM, LLC, a Texas limited liability company

•	Libre Insurance Company, Ltd., a Bermuda company

•	LJL, LLC, a West Virginia limited liability company

•	Loadout LLC, a Delaware limited liability company

•	Lobo Pipeline Company LLC, a Delaware limited liability company

•	Lone Star NGL Asset GP LLC, a Delaware limited liability company

Schedule 3

•	Lone Star NGL Asset Holdings II LLC, a Delaware limited liability company

•	Lone Star NGL Asset Holdings LLC, a Delaware limited liability company

•	Lone Star NGL Development LP, a Delaware limited liability company

•	Lone Star NGL Fractionators LLC, a Delaware limited liability company

•	Lone Star NGL Hastings LLC, a Delaware limited liability company

•	Lone Star NGL Hattiesburg LLC, a Delaware limited liability company

•	Lone Star NGL LLC, a Delaware limited liability company

•	Lone Star NGL Marketing LLC, a Delaware limited liability company

•	Lone Star NGL Mont Belvieu GP LLC, a Delaware limited liability company

•	Lone Star NGL Mont Belvieu LP, a Delaware limited liability company

•	Lone Star NGL Pipeline LP, a Delaware limited liability company

•	Lone Star NGL Product Services LLC, a Delaware limited liability company

•	Lone Star NGL Refinery Services LLC, a Delaware limited liability company

•	Lone Star NGL Sea Robin LLC, a Delaware limited liability company

•	Mascot, Inc. a Massachusetts corporation

•	Materials Handling Solutions LLC, a Delaware limited liability company

•	Mi Vida JV LLC, a Delaware limited liability company

•	Mid-Continent Pipe Line (Out) LLC, a Texas limited liability company

•	Midstream Gas Services LLC, a Texas limited liability company

•	Mid-Valley Pipeline Company, an Ohio corporation

•	Minden/Ada Acquisition Company, LLC, a Delaware limited liability company

•	Oasis Partner Company, a Delaware corporation

•	Oasis Pipe Line Company Texas L.P., a Texas limited partnership

•	Oasis Pipe Line Company, a Delaware corporation

•	Oasis Pipe Line Finance Company, a Delaware corporation

•	Oasis Pipe Line Management Company, a Delaware corporation

•	Oasis Pipeline, LP, a Texas limited partnership

•	Ohio River System LLC, a Delaware limited liability company

•	Pacesetter/MVHC, Inc., a Texas corporation

•	Pan Gas Storage LLC, a Delaware limited liability company

•	Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership

•	Panhandle Energy LNG Services, LLC, a Delaware limited liability company

•	Panhandle Holdings LLC, a Delaware limited liability company

•	Panhandle Storage LLC, a Delaware limited liability company

•	Panther Acquisition Company LLC, a Delaware limited liability company

•	PEI Power Corporation, a Pennsylvania corporation

•	Pelico Pipeline, LLC, a Delaware limited liability company

•	Penn Virginia Operating Co., LLC, a Delaware limited liability company

•	PennTex Midstream GP, LLC, a Delaware limited liability company

•	PennTex Midstream Management Company, LLC, a Delaware limited liability company

•	PennTex Midstream Partners, LLC, a Delaware limited liability company

•	PennTex NLA Holdings, LLC, a Delaware limited liability company

•	Permian Express Partners LLC, a Delaware limited liability company

•	Permian Express Terminals LLC, a Delaware limited liability company

•	PES Equity Holdings, LLC, a Delaware limited liability company

•	PG Energy, Inc., a Pennsylvania corporation

•	Price River Terminal, LLC, a Texas limited liability company

•	Puerto Rico Sun Oil Company LLC, a Delaware limited liability company

Schedule 3

•	PVR Midstream JV Holdings LLC, a Delaware limited liability company

•	Regency Crude Marketing LLC, a Delaware limited liability company

•	Regency Desoto Pipeline LLC, a Texas limited liability company

•	Regency Desoto-Hesco Services LLC, a Texas limited liability company

•	Regency Employees Management Holdings LLC, a Delaware limited liability company

•	Regency Employees Management LLC, a Delaware limited liability company

•	Regency Energy Finance Corp., a Delaware corporation

•	Regency Energy Partners LP, a Delaware limited partnership

•	Regency ERCP LLC, a Delaware limited liability company

•	Regency Gas Services LP, a Delaware limited partnership

•	Regency Gas Utility LLC, a Delaware limited liability company

•	Regency GOM LLC, a Texas limited liability company

•	Regency GP LLC, a Delaware limited liability company

•	Regency GP LP, a Delaware limited partnership

•	Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company

•	Regency Hydrocarbons LLC, an Oklahoma limited liability company

•	Regency Laverne LLC, an Oklahoma limited liability company

•	Regency Liquids Pipeline LLC, a Delaware limited liability company

•	Regency Marcellus Gas Gathering LLC, a Delaware limited liability company

•	Regency Mi Vida LLC, a Delaware limited liability company

•	Regency NEPA Gas Gathering LLC, a Texas limited liability company

•	Regency OLP GP LLC, a Delaware limited liability company

•	Regency Pipeline LLC, a Delaware limited liability company

•	Regency Quitman Gathering LLC, a Delaware limited liability company

•	Regency Ranch JV LLC, a Delaware limited liability company

•	Regency Texas Pipeline LLC, a Delaware limited liability company

•	Regency Utica Gas Gathering LLC, a Delaware limited liability company

•	Regency Utica Holdco LLC, a Delaware limited liability company

•	Regency Vaughn Gathering LLC, a Texas limited liability company

•	RGP Marketing LLC, a Texas limited liability company

•	RGP Westex Gathering Inc., a Texas corporation

•	RGU West LLC, a Texas limited liability company

•	Rover Pipeline LLC, a Delaware limited liability company

•	RSS Water Services LLC, a Delaware limited liability company

•	Sea Robin Pipeline Company, LLC, a Delaware limited liability company

•	SEC Energy Products & Services, L.P., a Texas limited partnership

•	SEC Energy Realty GP, LLC, a Texas limited liability company

•	SEC General Holdings, LLC, a Texas limited liability company

•	SEC-EP Realty Ltd., a Texas limited partnership

•	Southern Union Gas Company, Inc., a Texas corporation

•	Southern Union Panhandle LLC, a Delaware limited liability company

•	SU Gas Services Operating Company, Inc., a Delaware corporation

•	SU Holding Company, Inc., a Delaware corporation

•	SUCo LLC, a Delaware limited liability company

•	SUCo LP, a Delaware limited partnership

•	SUG Holding Company, a Delaware limited liability company

•	SUGAir Aviation Company, a Delaware corporation

•	Sun Alternate Energy Corporation, a Delaware corporation

Schedule 3

•	Sun Atlantic Refining and Marketing B.V., a Netherlands company

•	Sun Atlantic Refining and Marketing B.V., Inc., a Delaware corporation

•	Sun Atlantic Refining and Marketing Company, a Delaware corporation

•	Sun Canada, Inc., a Delaware corporation

•	Sun Company, Inc., a Delaware corporation

•	Sun Company, Inc., a Pennsylvania corporation

•	Sun International Limited, a Bermuda company

•	Sun Lubricants and Specialty Products Inc., a Quebec corporation

•	Sun Mexico One, Inc., a Delaware corporation

•	Sun Mexico Two, Inc., a Delaware corporation

•	Sun Oil Company, a Delaware corporation

•	Sun Oil Export Company, a Delaware corporation

•	Sun Oil International, Inc., a Delaware corporation

•	Sun Petrochemicals Inc., a Delaware corporation

•	Sun Pipe Line Company of Delaware, a Delaware limited liability company

•	Sun Pipe Line Company, a Texas corporation

•	Sun Pipe Line Delaware (Out) LLC, a Delaware limited liability company

•	Sun Refining and Marketing Company, a Delaware corporation

•	Sun Services Corporation, a Pennsylvania corporation

•	Sun Transport LLC, a Pennsylvania limited liability company

•	Suncrest Resources, LLC, a Delaware limited liability company

•	Sun-Del Pipeline LLC, a Delaware limited liability company

•	Sun-Del Services, Inc., a Delaware corporation

•	Sunmarks, LLC, a Delaware limited liability company

•	Sunoco de Mexico, S.A. de C.V., a Mexico company

•	Sunoco Logistics Partners GP LLC, a Delaware limited liability company

•	Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company

•	Sunoco Logistics Partners Operations L.P., a Delaware limited partnership

•	Sunoco Overseas, Inc., a Delaware corporation

•	Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company

•	Sunoco Partners LLC, a Pennsylvania limited liability company

•	Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership

•	Sunoco Partners NGL Facilities LLC, a Delaware limited liability company

•	Sunoco Partners Operating LLC, a Delaware limited liability company

•	Sunoco Partners Real Estate Acquisition LLC, a Delaware limited liability company

•	Sunoco Partners Rockies LLC, a Delaware limited liability company

•	Sunoco Pipeline Acquisition LLC, a Delaware limited liability company

•	Sunoco Pipeline L.P., a Texas limited partnership

•	Sunoco Power Marketing L.L.C., a Pennsylvania limited liability company (99% interest)

•	Sunoco Receivables Corporation, Inc., a Delaware corporation

•	Sunoco, Inc. (R&M), a Pennsylvania corporation

•	Sunoco, Inc., a Pennsylvania corporation

•	Superior Gas Compression LLC, a Texas limited liability company

•	TETC, LLC, a Texas limited liability company

•	Texas Energy Transfer Company, Ltd., a Texas limited partnership

•	Texas Energy Transfer Power, LLC, a Texas limited liability company

•	The New Claymont Investment Company, a Delaware corporation

•	The Sunoco Foundation, a Pennsylvania not-for-profit corporation

Schedule 3

•	Toney Fork LLC, a Delaware limited liability company

•	Transwestern Pipeline Company, LLC, a Delaware limited liability company

•	Trunkline Deepwater Pipeline LLC, a Delaware limited liability company

•	Trunkline Field Services LLC, a Delaware limited liability company

•	Trunkline Gas Company, LLC, a Delaware limited liability company

•	Trunkline LNG Holdings LLC, a Delaware limited liability company

•	Trunkline Offshore Pipeline LLC, a Delaware limited liability company

•	Vista Mar Pipeline, LLC, a Texas limited liability company

•	West Texas Gathering Company, a Delaware corporation

•	West Texas Gulf Pipe Line Company, a Delaware corporation

•	WesTex Energy, LLC, a Delaware limited liability company

•	WGP-KHC, LLC, a Delaware limited liability company

•	Whiskey Bay Gas Company, Ltd., a Texas limited partnership

•	Whiskey Bay Gathering Company, LLC, a Delaware limited liability company

Schedule 3

SCHEDULE 4

OTHER EQUITY INTERESTS

•	Aloha Petroleum LLC, a Delaware limited liability company (38.9% interest)

•	Aloha Petroleum, Ltd., a Hawaii corporation (38.9% interest)

•	Amerigas Partners L.P., a Delaware limited partnership (3% interest)

•	Applied Petroleum Technologies, Ltd., a Texas limited partnership (38.9% interest)

•	APT Management Company, LLC, a Texas limited liability company (38.9% interest)

•	Aventine Renewable Energy Holdings, Inc., a Delaware corporation (0.0103% interest)

•	Bayview Refining Company, LLC, a Delaware limited liability company (13.881% interest)

•	C&G Investments, LLC, a Delaware limited liability company (38.9% interest)

•	Citrus Energy Services, Inc., a Delaware corporation (50% interest)

•	Citrus, LLC, a Delaware limited liability company (50% interest)

•	Clean Air Action Corporation, a Delaware corporation (10% interest)

•	Comanche Trail Pipeline, LLC, a Texas limited liability company (16% interest)

•	Corpus Christi Reimco, LLC, a Texas limited liability company (38.9% interest)

•	Dakota Access, LLC, a Delaware limited liability company (45% interest)

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer LNG Export, LLC, a Delaware limited liability company (40% interest)

•	ET Crude Oil Terminals, LLC, a Delaware limited liability company (40% interest)

•	ETC Illinois LLC, a Delaware limited liability company (40% interest)

•	ETCO Holdings LLC, a Delaware limited liability company (40% interest)

•	Explorer Pipeline Company, a Delaware corporation (3.759% interest)

•	Fayetteville Express Pipeline, LLC, a Delaware limited liability company (50% interest)

•	FEP Arkansas Pipeline, LLC, an Arkansas limited liability company (50% interest)

•	Florida Gas Transmission Company, LLC, a Delaware limited liability company (50% interest)

•	GoPetro Transport LLC, a Texas limited liability company (38.9% interest)

•	Japan Sun Oil Company, Ltd., a Japanese company (30% interest)

•	Lake Charles Exports, LLC, a Delaware limited liability company (20% interest)

•	Lake Charles LNG Export Company, LLC, a Delaware limited liability company (40% interest)

•	Lake Charles LNG Export, LLC, a Delaware limited liability company (40% interest)

•	Lavan Petroleum Company, an Iranian company (12.5% interest)

•	Lee 8 Storage Partnership, a Delaware limited partnership (29% interest)

•	Leon Limited Partnership, an Oklahoma limited partnership (50% interest)

•	Liberty Pipeline Group, LLC, a Delaware limited liability company (50% interest)

•	Lugresa, S.A., a Panama corporation (60% interest)

•	MACS Retail LLC, a Virginia limited liability company (38.9% interest)

•	Mid-Atlantic Convenience Stores LLC, a Delaware limited liability company (38.9% interest)

•	Midcontinent Express Pipeline LLC, a Delaware limited liability company (50% interest)

•	Oil Casualty Insurance, Ltd. a Bermuda company (2.130% interest)

•	Oil Insurance Limited, a Bermuda company (2.174% interest)

•	PEI Power II, LLC, a Pennsylvania limited liability company (49.9% interest)

•	PennTex Finance Corp., a Delaware corporation (7.5%)

•	PennTex Midstream Operating, LLC, a Delaware limited liability company (7.5% interest)

•	PennTex Midstream Partners, LP, a Delaware limited partnership (7.5% interest)

•	PennTex North Louisiana Operating 3, LLC, a Delaware limited liability company (7.5%)

Schedule 4

•	PennTex North Louisiana, LLC, a Delaware limited liability company (7.5%)

•	PES Holdings LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions Refining & Marketing LLC, a Delaware limited liability company (49% interest)

•	Quick Stuff of Texas Inc., a Texas corporation (38.9% interest)

•	Ranch Westex JV LLC, a Delaware limited liability company (33.3% interest)

•	Regency Intrastate Gas LP, a Delaware limited partnership (49.99% interest)

•	RIGS GP LLC, a Delaware limited liability company (49.99% interest)

•	RIGS Haynesville Partnership Co., a Delaware general partnership (49.99% interest)

•	Southside Oil, LLC, a Virginia limited liability company (38.9% interest)

•	SSP Bevco I LLC, a Texas limited liability company (38.9% interest)

•	SSP Bevco II LLC, a Texas limited liability company (38.9% interest)

•	SSP Beverage, LLC, a Texas limited liability company (38.9% interest)

•	Stripes Acquisition LLC, a Texas limited liability company (38.9% interest)

•	Stripes Holdings LLC, a Delaware limited liability company (38.9% interest)

•	Stripes LLC, a Texas limited liability company (38.9% interest)

•	Stripes No. 1009 LLC, a Texas limited liability company (38.9% interest)

•	Sun Pipe Line Company of Delaware LLC, a Delaware limited liability company (28.33% interest)

•	Sunmarks, LLC, a Delaware limited liability company (38.9% interest)

•	Sunoco Energy Services LLC, a Texas limited liability company (38.9% interest)

•	Sunoco Finance Corp., a Delaware corporation (38.9% interest)

•	Sunoco Retail LLC, a Pennsylvania limited liability company (38.9% interest)

•	Sunoco, LLC, a Delaware limited liability company (38.9% interest)

•	Sunoco, LP, a Delaware limited partnership (38.9% interest)

•	Susser Company, Ltd., a Texas limited partnership (33.13% interest)

•	Susser Finance Corporation, a Delaware corporation (38.9% interest)

•	Susser Financial Services LLC, a Texas limited liability company (38.9% interest)

•	Susser Holdings Corporation, a Delaware corporation (38.9% interest)

•	Susser Holdings, L.L.C., a Delaware limited liability company (38.9% interest)

•	Susser Petroleum Company LLC, a Texas limited liability company (38.9% interest)

•	Susser Petroleum Operating Company LLC, a Delaware limited liability company (38.9% interest)

•	Susser Petroleum Property Company LLC, a Delaware limited liability company (38.9% interest)

•	Sweeny Gathering, L.P., a Texas limited partnership (50% interest)

•	TCFS Holdings, Inc., a Texas corporation (38.9% interest)

•	TND Beverage, LLC, a Texas limited liability company (38.9% interest)

•	Town & Country Food Stores, Inc., a Texas corporation (38.9% interest)

•	Trans-Pecos Pipeline, LLC, a Texas limited liability company (16% interest)

•	Venezoil, C.A., a Venezuelan company (6% interest)

•	West Shore Pipe Line Company, a Delaware corporation (17.179% interest)

•	Wolverine Pipe Line Company, a Delaware corporation (31.478% interest)

•	Yellowstone Pipe Line Company, a Delaware corporation (14% interest)

Schedule 4

SCHEDULE 5

MATERIAL SUBSIDIARIES

Entity	Jurisdiction in which registered
Energy Transfer, LP	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Field Services LLC	Delaware
ETP Holdco Corporation	Delaware
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipe Line Company LP	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipe Line Company, LP	Delaware
Regency Gas Services LP	Delaware
SUG Holding Company	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania

Schedule 5

EXHIBIT A

FORM OF OPINION OF PARTNERSHIP COUNSEL

(a) Each of the Partnership, the General Partner and ETP LLC is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in each case as described in the Registration Statement and the Prospectus and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP LLC, to act as the general partner of the General Partner and (iii) in the case of the Partnership, to execute and deliver the Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Units as contemplated by the Agreement.

(b) The General Partner is the sole general partner of the Partnership and the General Partner owns an approximate % general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (“Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances (“Liens”) (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(c) Upon due action by the Authorized Partnership Representatives pursuant to Section 3(a)(i)(B) of the Agreement, the Units will have been duly and validly authorized and when issued and delivered against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

(d) Except as described in the Registration Statement or provided for in the Partnership Agreement and for rights that have been waived, (i) no person has the right to require the registration under the Securities Act of any securities of the Partnership and (ii) there are no rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests in the Partnership, in each case, pursuant to any agreement or other instrument to which the Partnership is a party or by which it may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year.

(e) The Agreement has been duly authorized and validly executed and delivered by the Partnership. The Partnership has all requisite right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder. All partnership action required to be taken by the Partnership or any of its security holders, partners or members for (a) the due and proper authorization, execution and delivery of the Agreement and (b) the consummation of the transactions contemplated by the Agreement have been duly and validly taken.

Exhibit A - Form of Opinion of Partnership Counsel

(f) Assuming due authorization, execution and delivery by the General Partner of the Partnership Agreement, the Partnership Agreement constitutes a valid and legally binding obligation of each of the Partnership Entities who are parties thereto, enforceable against each such Partnership Entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(g) The execution, delivery and performance of the Agreement by the Partnership, the issuance and sale of the Units and the consummation of the transactions contemplated by the Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of the Partnership Entities pursuant to) (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of the Partnership Entities, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement, the Prospectus or any Incorporated Document, or (iii) federal laws, the laws of the State of New York or the Delaware LP Act, or (iv) any governmental decree, judgment or order applicable to the Partnership Entities or any of their respective properties, which decree, judgment or order is identified to us by any of the Partnership Entities as being material to the Partnership Entities as a whole, excluding those breaches, violations, defaults or liens, in the case of clause (ii), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Partnership Entities to perform its obligations under the Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.

(h) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, New York law or federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Agreement by the Partnership, or the consummation of the transactions contemplated thereby, except (i) for such consents required under the Securities Act or the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership and its consolidated subsidiaries taken as a whole or (iv) as disclosed in the Prospectus.

(i) The statements contained in the Registration Statement and the Prospectus under the captions “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities” and “Description of the Common Units,” insofar as they constitute descriptions of legal proceedings or documents referred to therein or refer to statements of law or legal conclusions, are accurate in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(j) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and each Manager may rely upon such opinion as if it were addressed to it.

Exhibit A - Form of Opinion of Partnership Counsel

(k) The Registration Statement was declared effective on October 20, 2016; with your consent, based solely on a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml on , 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated by the Commission; and the filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(l) The Registration Statement and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial information included in the Registration Statement and the Prospectus, as to which we express no opinion), each appears on its face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations promulgated thereunder.

(m) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that, because it has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement or the Prospectus (except to the extent set forth in paragraphs (i) and (l) above), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel shall state it has participated, however, in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent registered public accounting firms of the General Partner and the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon statements made by officers and other representatives of the General Partner and the Partnership), such counsel shall state no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial and accounting data included or incorporated by reference therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading [Note: initial opinion to be dated as of the date of program commencement; subsequent opinions to be dated as of the applicable Delivery Date], it being understood that such counsel expresses no comment with respect to representations and warranties and other statements of fact included in exhibits to the Registration Statement, or (ii) the Prospectus (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial and accounting data included or incorporated by reference therein, as to which such counsel need not comment), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America to the extent specifically referred to therein, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of New York and such counsel need not express any opinion as to the law of any other jurisdiction. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property, and such counsel need not express any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement to which this Exhibit is attached.

Exhibit A - Form of Opinion of Partnership Counsel

EXHIBIT B

OPINION OF GENERAL COUNSEL OR ASSOCIATE GENERAL COUNSEL

1. The limited partners of the Partnership existing as of [recent date] owned [            ] Common Units, [            ] (collectively, the “Existing Units”), collectively representing an approximate [    ]% limited partner interest in the Partnership.

2. Each of the entities listed on Annex II hereto is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

3. Each of the Partnership Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth opposite its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

4. Except as described in the Registration Statement and for rights that have been waived, there are no rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the General Partner or ETP LLC, in each case, pursuant to any agreement or other instrument to which any such entity is a party or by which any of them may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year.

5. None of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act, other than as have been waived or complied with.

6. Energy Transfer Equity, L.P. (“ETE”) owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act), free and clear of all liens, claims, charges or encumbrances (“Liens”) except pari passu Liens granted pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, as amended by Amendment No. 1 thereto dated as of March 24, 2017 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “ETE Pledge Agreement”), by and among ETE, ETP LLC, ETE Services Company, LLC and ETE Common Holdings LLC (as the grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under (i) that certain Credit Agreement dated as of December 2, 2013, as amended by that certain Incremental Commitment Agreement No. 1 dated as of February 19, 2014, that certain Amendment and Incremental Commitment Agreement No. 2 dated as of May 6, 2014, that certain Amendment and Incremental Commitment Agreement No. 3 dated as of February 10, 2015, and as further amended, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent) and the other lenders party thereto, (ii) that certain Senior Secured Term Loan Agreement dated as of

Exhibit B - Form of Opinion of General Counsel or Assistant General Counsel

December 2, 2013, as amended by that certain Incremental Loan Agreement No. 1 dated as of April 16, 2014, and as further amended, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent), and the other lenders party thereto, (iii) that certain Senior Secured Term Loan C Agreement, dated as of March 5, 2015, as amended, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent) and the other lenders party thereto and (iv) that certain Indenture dated September 20, 2010, as amended, supplemented, restated or modified, between ETE, as issuer, and U.S. Bank, National Association, as trustee.

7. (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such General Partner’s general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; and (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, or the Prospectus), free and clear of all Liens other than the Liens created pursuant to the ETE Pledge Agreement.

8. To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

9. To the undersigned’s knowledge, (i) none of the Partnership Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the Partnership Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.

The undersigned has participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership Entities and representatives of the Managers at which the contents of the Registration Statement and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and the date hereof [Note: initial opinion to be dated as of the date of program commencement; subsequent opinions to be dated as of the applicable Representation Date], included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement or the Prospectus).

Exhibit B - Form of Opinion of General Counsel or Assistant General Counsel

ANNEX I

Partnership Entities	Jurisdiction of Formation	Jurisdictions of Foreign Qualifications or Registration

Energy Transfer Partners, L.L.C.	Delaware	Alabama, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Energy Transfer Partners GP, L.P.	Delaware	Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.P.	Delaware	Pennsylvania (registered as Sunoco Logistics Partners L.P.)

Exhibit B - Form of Opinion of General Counsel or Assistant General Counsel

ANNEX II

Material Subsidiaries

Entity	Jurisdiction in which registered
Energy Transfer, LP	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Field Services LLC	Delaware
ETP Holdco Corporation	Delaware
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipe Line Company LP	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipe Line Company, LP	Delaware
Regency Gas Services LP	Delaware
SUG Holding Company	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania

Exhibit B - Form of Opinion of General Counsel or Assistant General Counsel